Exhibit 5.1

May 22, 2013

IDACORP, Inc.

1221 West Idaho Street

Boise, Idaho  83702-5627

Ladies and Gentlemen:

We have acted as counsel to IDACORP, Inc., an Idaho corporation (the “Company”), in connection with the preparation and filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) which the Company proposes to file on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of one or more series of the following securities by the Company:  (i) common stock, without par value (the “Common Stock”) and (ii) debt securities (the “Debt Securities,” and together with the Common Stock, the “Offered Securities”).  The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities will be issued in one or more series pursuant to the Indenture for Senior Debt Securities dated as of February 1, 2001, as supplemented by all indentures supplemental thereto (the “Debt Securities Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), which is included as an exhibit to the Registration Statement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation, as amended, and the Amended Bylaws of the Company; (iii) the Debt Securities Indenture; (iv) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof (items (i) through (v) above collectively, the “Transaction Documents”).  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Transaction Documents.

For purposes of this opinion, we also assume that the Company will have obtained any legally required consents, approvals, authorizations and other orders of any regulatory authorities necessary to issue and sell the Offered Securities and in the case of the Debt Securities, to execute and deliver any indentures supplemental to the Debt Securities Indenture.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that:

(1)                                 The Debt Securities will be duly authorized, validly issued and binding obligations of the Company when:

(i)                                     the board of directors of the Company or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities, as contemplated by the Registration Statement (including any amendments or supplements thereto) and the Debt Securities Indenture,

(ii)                                  the Registration Statement and any amendments thereto (including any post-effective amendments) shall have become effective under the Securities Act and shall continue to be effective at the time the Offered Securities are issued and sold as contemplated by the Registration Statement, and the Debt Securities Indenture, including any necessary supplemental indentures, included as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended,

(iii)                               a prospectus supplement with respect to the Debt Securities of a particular series shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder,

(iv)                              the terms of such series of Debt Securities and their issuance and sale shall have been duly established in conformity with the provisions of the Debt Securities Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(v)                                 such series of Debt Securities shall have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement with respect to such series of Debt Securities in accordance with applicable law and the above-mentioned corporate authorizations, and

(vi)                              the purchase price of such series of Debt Securities shall have been received by the Company,

subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity.

(2)                                 The Common Stock will be validly issued, fully paid and non-assessable when:

(i)                                     the Registration Statement shall have become effective under the Securities Act and a prospectus supplement with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder,

(ii)                                  the Board of Directors of the Company or, to the extent permitted by the Idaho Business Corporation Act, a duly constituted and acting committee thereof, shall have taken appropriate action to authorize the issuance and sale of the Common Stock,

(iii)                               the terms of the shares of Common Stock and their issuance and sale shall have been duly established in conformity with the Company’s Articles of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and

(iv)                              the shares of Common Stock shall have been duly issued, sold and delivered in accordance with such corporate authorizations, as contemplated by the Registration Statement and any prospectus supplement with respect to the Common Stock and for consideration that is legally adequate and is specified in the prospectus supplement.

Our opinions expressed above are limited to the laws of the States of Idaho and New York and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the caption “Legal Matters” in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP